UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2013

HECLA MINING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

6500 North Mineral Drive, Suite 200

Coeur d'Alene, Idaho 83815-9408

(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100

(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On June 1, 2013, Hecla Mining Company (the “Company” or “Hecla”) and our wholly owned subsidiary, 0963708 B.C. LTD. (“B.C. LTD.”) completed the acquisition of Aurizon Mines Ltd. (“Aurizon”) pursuant to the terms of the March 3, 2013 Arrangement Agreement among the parties (the “Agreement”). Under the terms of the Agreement, Hecla acquired all of the outstanding common shares of Aurizon for CAD$514,513,691.30 and 56,997,790 shares of Hecla common stock.   The Agreement, filed as exhibit 2.1 to our Current Report on Form 8-K filed on March 4, 2013, is incorporated herein by reference.

The Agreement has been incorporated by reference herein to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The Agreement contains representations and warranties the Company and Aurizon made. The assertions embodied in those representations and warranties are qualified by information in a confidential disclosure letter that the Company has exchanged in connection with signing the Agreement. While the Company does not believe that it contains information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure letter does contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement. Accordingly you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the disclosure letter. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures.

On April 12, 2013, we completed an offering of US $500 million in aggregate principal amount of our Senior Notes due May 1, 2021 (the “Notes”) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended.  We used the net proceeds from the offering of the Notes to partially fund the acquisition of Aurizon.  Scotia Capital (USA) Inc. (“Scotia Capital”) was one of the initial purchasers of the Notes.  An affiliate of Scotia Capital, The Bank of Nova Scotia, is a lender to us under our Ninth Amendment to Second Amended and Restated Credit Agreement dated April 1, 2013.  In addition, The Bank of Nova Scotia and certain of its affiliates have periodically provided investment and commercial banking and related services to us, and have also been customers of us in the purchase of metals we produce.

Item 3.02. Unregistered Sales of Equity Securities

As previously disclosed in our Current Report on Form 8-K filed on March 4, 2013, pursuant to the terms of the Agreement, part of the purchase price for the outstanding common shares of Aurizon was to be funded by shares of Hecla common stock. At closing, we issued 56,997,790 shares of our common stock to Aurizon shareholders, pursuant to an exemption from registration under Section 3(a)(10) of the Securities Act of 1933.

Item 8.01. Other Events

On June 3, 2013, the Company issued a press release announcing the closing of the Aurizon acquisition, effective June 1, 2013. A copy of the news release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(a)

Financial Statements for Businesses Acquired.

The financial statements required to be filed with respect to the acquired business described in Item 2.01 have not been filed in this initial Current Report on Form 8-K. Instead, financial statements will be filed by amendment within 71 calendar days after the due date for the initial filing of this Current Report on Form 8-K with the Securities and Exchange Commission, as permitted by Item 9.01(a)(4) of Form 8-K.

(b)

Pro Forma Financial Information.

The pro forma financial statements required to be filed with respect to the acquired business described in Item 2.01 have not been filed in this initial Current Report on Form 8-K. Instead, the pro forma financial statements will be filed by amendment within 71 calendar days after the due date for the initial filing of this Current Report on Form 8-K with the Securities and Exchange Commission, as permitted by Item 9.01(b)(2) of Form 8-K.

(d)	Exhibits

2.1

Arrangement Agreement dated as of March 3, 2013, by and among Hecla Mining Company, its wholly owned subsidiary, 0963708 B.C. LTD., and Aurizon Mines Ltd. filed as exhibit 2.1 to our Current Report on Form 8-K filed on March 4, 2013 (File No. 1-8491), and incorporated herein by reference.

99.1	News Release dated June 3, 2013. *

____________________

*     Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY

By:	/s/ David C. Sienko
David C. Sienko
Vice President and General Counsel

Dated: June 3, 2013

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